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                                                                    EXHIBIT 10.1

                                ATS MEDICAL INC.
                         3905 Annapolis Lane, Suite 105
                            Minneapolis, MN 55447 USA

July 9, 2003

VIA ELECTRONIC TRANSMISSION AND FACSIMILE

Mr. David S. Wise, Secretary
Centerpulse USA Holding Co.
12 East Greenway Plaza
Suite 1000
Houston, Texas 77046

         Re: The Letter Agreement between ATS Medical, Inc., a Minnesota corporation ("ATS"), and Carbomedics Inc. (formerly Sulzer Carbomedics, Inc.), a Delaware corporation ("CMI"), dated June 27, 2002 (the "June 27 Letter Agreement"), the Carbon Agreement between ATS and CMI dated December 29, 1999 (such Carbon Agreement, as amended by the June 27 Letter Agreement, is referred to as the "Technology Agreement"), and the Promissory Note made by ATS payable to and for the benefit of CMI dated June 27, 2002, as amended (the "Note" and together with the Technology Agreement and the June 27 Letter Agreement, the "ATS Agreements").

Gentlemen:

         This letter sets forth the terms and conditions of an offer by ATS to Centerpulse USA Holding Co., a Delaware corporation, and assignee of certain rights of CMI under the ATS Agreements ("CP USA"), to amend certain of their respective rights and obligations under the ATS Agreements. Accordingly, effective as of the date of this letter agreement (the "Letter Agreement") shown above, ATS and CP USA hereby agree as follows:

1. At the closing hereunder (the "Closing"), ATS shall pay to CP USA by wire transfer in immediately available funds USD $12.0 million (the "ATS Payment"). The Closing shall occur on a date selected by ATS (the "Closing Date") provided that (a) ATS shall give CP USA notice of the Closing Date no later than the third (3rd) business day prior to the Closing Date, (b) the Closing Date shall not occur prior to the expiration of the right of first refusal held by SNIA S.p.A. ("SNIA") to purchase from CP USA the rights assigned to CP USA by CMI under the ATS Agreements which right of first refusal was triggered by the delivery of the offer notice to SNIA under Section 5.14 of that certain Stock Purchase Agreement among Centerpulse Ltd., CP USA, and SNIA dated November 26, 2002, (c) if SNIA does not exercise such right of first refusal or is deemed to have rejected such right of first refusal, the Closing Date shall occur within forty-five (45) days of the date of this offer and the parties hereto shall have the unconditional, irrevocable obligation to make the ATS Payment and close the transactions contemplated by this Letter Agreement, and in such event,

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Mr. David S. Wise
July 9, 2003
Page 2

         if a Closing Date has not yet been selected by ATS, the parties hereto agree that the Closing Date shall be the date forty-five (45) days from the date of this offer, and (d) if SNIA S.p.A. exercises such right of first refusal, this Letter Agreement shall terminate and be of no further force or effect, and the ATS Agreements, including any and all security interests granted thereunder, shall continue in effect, unaffected by this Letter Agreement.

2. In consideration of the ATS Payment and effective as of the Closing Date, ATS shall be deemed to have satisfied in full all of its payment obligations under (a) Section 2.5 of the Technology Agreement and (b) the Note. At the Closing, CP USA shall cancel and deliver the originally executed copy of the Note to ATS.

3. In addition, in consideration of and subject to the payment in full of the ATS Payment, CP USA hereby agrees that (a) all security interests and liens granted to CP USA, as assignee of CMI, under Section 3 of the June 27 Letter Agreement on any real or personal property of ATS, shall thereupon automatically terminate and be of no further force and effect, (b) any right granted to CP USA, as assignee of CMI, under
         Section 4 of the June 27 Letter Agreement to have the remedies of a secured party under the Uniform Commercial Code as enacted in Texas or other applicable law, shall thereupon automatically terminate and be of no further force and effect,, (c) ATS and its counsel are hereby authorized to prepare and record with the appropriate filing authorities, at ATS's expense, Uniform Commercial Code financing statements terminating the security interest and liens granted under
         Section 3 of the June 27 Letter Agreement, and (d) CP USA will deliver to ATS such other termination statements and releases as ATS or its counsel may reasonably request in connection with the above-described termination of all security interests and liens granted to CP USA, as assignee of CMI, by ATS pursuant to Section 3 of the June 27 Letter Agreement.

4. CP USA hereby represents and warrants to ATS that (a) it is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (b) it has full power and authority to enter into this Letter Agreement, (c) this Letter Agreement has been duly authorized by all necessary corporate action, executed and delivered by or on behalf of CP USA, and (d) this Letter Agreement constitutes a valid and binding agreement of CP USA enforceable against CP USA in accordance with it terms.

5. CP USA hereby represents and warrants to ATS that, as of the Closing Date (a) any and all rights to any payments made by ATS in fulfillment of its obligations under Section 2.5 of the Technology Agreement, including any such payments due under the Note, will have been duly, validly and completely assigned by CMI to CP USA, (b) CP USA will have full power and authority to release ATS from its payment obligations under Section 2.5 of the Technology Agreement and the Note, and (c) CP USA will hold all of the legal interests secured by the security interest granted by ATS to CMI pursuant to Section 3 of the June 27 Letter Agreement and will have full power and authority to authorize the release of that security interest as provided in this Letter Agreement.

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Mr. David S. Wise
July 9, 2003
Page 3

6. CP USA (the "Indemnifying Party") shall defend and indemnify ATS, its officers, directors, employees and agents and hold the same harmless from any and all demands, claims, causes of action, or damages (including reasonable attorneys fees and expenses), arising from any breach of its covenants under Sections 2 and 3 of this Letter Agreement. In order to seek indemnification under this Paragraph 6, ATS shall give written notice thereof to CP USA, including the nature and extent of the legal claim giving rise thereto. ATS shall give such cooperation (at the expense of the Indemnifying Party) as is reasonably requested by the Indemnifying Party, which shall control the defense and settlement thereof in its sole discretion. ATS may participate in such legal action at its own expense but shall not settle or compromise such action without the written consent of CP USA. If and to the extent that the legal counsel selected by the Indemnifying Party is subject to a material conflict of interest under the applicable rules of professional conduct in the defense of ATS and CP USA, ATS shall not be required to waive such conflict and the Indemnifying Party shall promptly engage and pay for separate legal counsel to represent ATS.

7. ATS, on behalf of itself, each of its affiliates (other than the ATS) and each of their respective representatives, successors and assigns (each a "Releasor"), as a free and voluntary act, hereby releases and discharges CP USA, and each of its past, current and future stockholders, officers, directors and employees and each of the heirs, successors and assigns of each of the foregoing (each a "Releasee") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, in equity, in tort, in contract, by statute, or on any other basis, for compensatory, punitive or other damages, expenses, reimbursements or costs of any kind, whether known or unknown, whether liquidated or unliquidated, against any Releasees, which such Releasor, and such Releasor's representatives, successors and assigns ever had, now have or hereafter can, shall or may have, from the beginning of time until the Closing Date, for, upon, arising out of or related to the ATS Agreements, other than claims for indemnification under Section 6 of this Letter Agreement (the "Released Claims"); provided that, notwithstanding the foregoing, this release is not intended to release CMI, its successors and assigns from CMI's obligations under the Technology Agreement and any claims against CMI, its successors and assigns relating to those obligations under the Technology Agreement. ATS, on behalf of itself and the other Releasors, agrees that it will not assert against any Releasee any Released Claim.

8. Any notice to be given under this Letter Agreement shall be sent by personal delivery, delivery by a recognized courier service, electronically confirmed facsimile, or certified mail, postage prepaid, to the following addresses:

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Mr. David S. Wise
July 9, 2003
Page 4

         CP USA:           Centerpulse USA Holding Co.
                           12 East Greenway Plaza
                           Suite 1000
                           Houston, TX 77046 USA
                           Attn.: Corporate Secretary
                           Facsimile Number: 713-561-6380

         ATS:              ATS Medical, Inc.
                           3905 Annapolis Lane, Suite 105
                           Minneapolis, Minnesota 55447 USA
                           Attn.: President
                           Facsimile number: 763-553-1492

         Any such notice given shall be effective upon its receipt by the notified party. Any party may change its address by giving at least ten
         (10) days prior written notice thereof to the other party.

9. Unless expressly modified by the terms of this Letter Agreement, the terms and conditions of the ATS Agreements and all other obligations thereunder shall remain unchanged and in full force and effect.

10. This Letter Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts with the effect of being constituted as one and the same letter agreement.

11. This Letter Agreement and the other documents referenced herein contain the entire agreement between the parties with respect to the subject matter hereof. No waiver, alteration or modification of any of the provisions hereof shall be binding unless in writing and signed by the parties hereto. This Letter Agreement is binding on the parties hereto and their respective successors and assignees.

12. Neither CP USA nor ATS will make or authorize any other party to make any public announcement or disclosure regarding this Letter Agreement without the prior consent of the other party, except any such announcement or disclosure that may be required by rule, regulation or law, or otherwise by a contractual, legal or fiduciary obligation, in which case the party required to make the announcement or disclosure will, if reasonably practicable, allow the other party at least 72 hours to comment on such announcement or disclosure in advance thereof.

13. This Letter Agreement shall be governed by the laws of New York. All actions and proceedings arising out of or relating to this Letter Agreement shall be heard and determined in any court sitting in New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive any defense of an inconvenient forum to the maintenance of any such action or proceeding. In addition, each of the parties hereto irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Letter Agreement or the transactions contemplated hereby and for any counterclaim therein.

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Mr. David S. Wise
July 9, 2003
Page 5


         If this Letter Agreement accurately reflects the parties' agreement regarding the matters set forth herein, please so indicate in the space provided below. Of course, if you have any questions or comments, please do not hesitate to contact me.

Sincerely,

ATS MEDICAL, INC.

By:  /s/ Michael Dale
     ---------------------------
     Michael Dale
     President and CEO

Agreed to this 21st day of July, 2003.

CENTERPULSE USA HOLDING CO.

By:  /s/ David S. Wise
     ---------------------------
     David S. Wise
     Secretary